UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 18, 2011

IBI ACQUISITIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-53340	26-2666328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Osage, #204 Denver, CO 80204
(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-623-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 18, 2011 the Registrant entered into a Letter of Intent (“LOI”) with T.O Entertainment, Inc., (“TOE”) a corporation organized and existing under the laws of Japan.  Under the terms of the LOI the proposed transaction contemplates an investment in kind by the shareholders of TOE in exchange for up to 32,000,000 million shares of the Registrant’s no par value common stock.  If a definitive agreement is reached, TOE will become a subsidiary of the Registrant.  If no definitive agreement is reached by February 1, 2012 the letter of intent will become null and void.

TOE was formed in 2003 and initially acted as agents for authors and cartoonist and was mainly involved in the publishing of books.  Since 2003, TOE has expanded its operation into other segments of the entertainment industry.

Currently TOE is engaged in following segments of the entertainment industry:

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Producing and distributing animated films for theatrical and television release

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Producing and distributing live action films for theatrical release

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Distribution of DVDs and Blue Ray Discs

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Publishing and distribution of books

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Ownership of intellectual property rights

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

IBI Acquisitions, Inc. (Registrant)

Date: October 18, 2011	/s/ Jay Lutsky, Chief Executive Officer

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